Exhibit 99.1

WhiteHorse Finance, Inc. Mourns the Passing of Director Kevin Burke

NEW YORK, NY, January 16, 2024 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) is deeply saddened to announce the death of Kevin Burke, a longtime member of the Company’s Board of Directors. Kevin joined the Board of Directors in 2017 and provided invaluable counsel to the Company’s management team throughout his tenure as a Board member. The Company extends its condolences to his family, particularly his wife Mimi and their four children. He is remembered as a dear friend, admired colleague and devoted husband and father.

Stuart Aronson, WhiteHorse Finance's Chief Executive Officer, commented, “We are deeply saddened by the passing of our friend and fellow board member, Kevin Burke. It was a privilege for me and my fellow Board members to have worked alongside Kevin. We are grateful for his dedication and service to WhiteHorse Finance. On behalf of our Board of Directors and entire organization, we wish to extend our deepest condolences and sympathies to Kevin’s family.”

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, ("H.I.G. Capital"). H.I.G. Capital is a leading global alternative asset manager with over $60 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital raised by H.I.G. Capital and affiliates.